Exhibit 10.9

EXCHANGE AGREEMENT

This Exchange Agreement (the "**Agreement**") is effective as of **August 12**, 2025 (the "**Effective Date**"), by and between Osher Capital ("**THE HOLDER**"), with principal addresses located at 23 Tammy Rd, Spring Valley, NY 10977________________________________, and Cycurion, Inc, a Delaware corporation (the "**Company**"), with offices located at 1640 Boro Place, McLean, VA 22102. THE HOLDER and the Company are referred to individually as a "**Party**" and both collectively, as "**Parties**."

WHEREAS, as of August 12, 2025, THE HOLDER holds Convertible Promissory Notes of the Company, as set forth in Exhibit A;

WHEREAS, THE HOLDER desires to exchange the convertible note ("**Available Security**") of the total Common Stock held by THE HOLDER;

WHEREAS, the Company desires that THE HOLDER exchange the Available Security for an aggregate of 103.80 shares of the Company's Series G Preferred Stock (the "**Exchange Stock**") and the Holder is willing to enter into such an exchange transaction (the "**Exchange**"); and

NOW, THEREFORE, in consideration of these presents and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE HOLDER and the Company, intending to be legally bound, hereby agree as follows:

1. **The Exchange**. As of the Effective Date, the Company shall issue to THE HOLDER the shares of Exchange Stock in connection with the Available Security. The price per share for the Exchange Stock shall be approximately $1,000.00 per share with respect to the Available Security.

2. **Representations**.

   (a) THE HOLDER represents that he is an "Accredited Investor" as that term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act.

   (b) THE HOLDER understands and consents to the placement of a legend on any certificate or other document evidencing the Exchange Stock setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing the Exchange Stock shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by the applicable securities laws at the time of the issuance

   THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL SUCH COMMON STOCK AND UNDERLYING COMMON STOCK ARE REGISTERED UNDER THE ACT; OR EXCEPT AS OTHERWISE PERMITTED PURSUANT TO RULE 144 UNDER THE ACT; OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING COMMON STOCK ARE SUBJECT TO CERTAIN RESTRICTIONS AGAINST TRANSFER.

   (c) THE COMPANY will make best efforts to register the underlying Common Stock represented by Exchange Shares within thirty (30) days upon execution ("The Registration Deadline"). A default penalty of 10.00% of the outstanding balance will be awarded to the Holder if the Company fails to register the stock before the Registration Deadline.

3. **Miscellaneous**.

(a) **Governing Law**. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

(b) **Entire Agreement; Modification**. This Agreement constitutes the entire agreement between THE HOLDER and the Company and supersedes all prior oral or written negotiations and agreements between the Parties with respect to the subject matter hereof. No modification, variation, or amendment of this Agreement shall be effective unless made in writing and signed by each of the Parties.

(c) **Representation by Counsel**. Each Party hereby represents and warrants to the other Party that it has had an opportunity to seek the advice of his or its own independent legal counsel with respect to the provisions of this Agreement and that his or its decision to execute this Agreement is not based on any reliance upon the advice of any other Party or his or its legal counsel. Each Party of this Agreement represents and warrants to the other Party that, in executing this Agreement, such Party has completely read this Agreement and that such Party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the Party responsible for its preparation.

(d) **Authority to Execute Agreement**. Each Party hereby represents and warrants to the other Party that (i) the execution, performance, and delivery of this Agreement has been authorized by all necessary action by such Party; (ii) the representative executing this Agreement on behalf of such Party has been granted all necessary power and authority to act on behalf of such Party with respect to the execution, performance, and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such Party is of legal age and capacity to enter into agreements that are fully binding and enforceable against such Party.

(e) **Leak-Out Agreement**. The Holder agrees to enter into a Leak-Out Agreement, whereby they will sell the Exchange Shares no greater than an amount equal to five percent (5.00%) of the daily average trading volume.

(f) **Counterparts and Delivery**. This Agreement may be executed in any number of counterparts and may be delivered by facsimile, email, or other electronic transmission, all of which taken together shall constitute a single instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

OSHER CAPITAL	**CYCURION, INC**
DocuSigned by:	Signed by:
By: 38266677549C4F4...	By: Alvin McCoy III 5E7F5481496E465...
Ari Kluger	Alvin McCoy, CFO

Exhibit A

Note	Issue Date	Maturity	Principal	Interest	Outstanding Balance	Shares of Series G
Osher Capital – Convertible Note 1	4/22/2025	4/22/2026	$100,000.00	3,800.00	103,800.00	103.80
Total			$100,000.00	3,800.00	103,800.00	103.80